Exhibit 99.1

Columbia Sportswear Company Provides COVID-19 Business and Financial Liquidity Update; Withdraws First Half and Full Year 2020 Financial Outlook;
Temporarily Suspends Quarterly Dividend

PORTLAND, Ore.--(BUSINESS WIRE)-- Columbia Sportswear Company (Nasdaq: COLM, “Columbia”), a global leader in designing, sourcing, marketing and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, today provided an update related to the COVID-19 crisis.

“As the human and economic impacts of the pandemic continue to mount, we remain focused on the health and safety of our customers, employees and their families,” commented Chairman, President and Chief Executive Officer Tim Boyle. “We are also taking the necessary steps to improve financial liquidity and reduce operating expenses and capital outflows. While it is impossible to predict how long this crisis will last, we entered into it in a position of strength and our objective is to carefully navigate this environment to ensure the Company’s long-term success. We have weathered many storms during Columbia’s 81-year history, and I am confident that we will get through this one as well.”

Store Closure Update
As of the date of this release, the vast majority of Columbia’s stores in China and Korea have reopened, although many still operate with reduced store hours. In these markets, retail traffic trends have been improving but remain well below pre-pandemic levels. Japan had experienced a similar recovery trend to the rest of Asia until recent weeks, when a spike of new cases in and around Tokyo prompted an increase in store closures. Across North America and Europe, the Company’s stores remain closed. A timeline for reopening will be based on guidance from federal, state and local governments and relevant public health authorities. In addition to the Company’s owned stores, most of our retailer partners’ stores across North America and Europe also remain closed. Our e-commerce businesses have largely remained operational during this period, with the exception of temporary distribution closures in France and China that have since resumed operations.

Capital Preservation and Cost Containment Measures
In light of the pandemic, Columbia has taken steps to reduce capital outflows. After paying the regular quarterly cash dividend in March, the Company’s Board of Directors temporarily suspended the quarterly dividend. In addition, the Company has suspended share repurchases and meaningfully reduced planned capital expenditures. Prior to suspending share repurchases in March, the Company had repurchased 1,557,184 shares of common stock year-to-date for $132.9 million, pursuant to a previously established written trading plan. Actions have also been implemented to improve liquidity with a focus on reducing planned inventory production for the Fall 2020 season in anticipation of lower consumer demand due to ongoing effects from the pandemic.

Columbia has initiated a number of cost containment measures across the organization. Among the first steps were that Tim Boyle reduced his annual salary to $10,000 (to allow for continuing coverage of standard health care benefits), continuing independent Board of Directors compensation was reduced by 50 percent through January 2021 and director-level and above employees’ annual salaries were temporarily reduced between 5 and 15 percent to reflect leadership’s commitment to focus available funds on business needs and employees. After compensating retail employees’ regular wages for four weeks under Columbia’s Catastrophic Paid Leave program, U.S. retail store operations staff were recently transitioned to a partial furlough program through May 1, 2020. Similar Catastrophic Paid Leave and furlough programs have been implemented within our distribution centers and corporate offices. Other cost containment measures have included minimizing discretionary expenditures, curtailed hiring and reductions in overall staff.

Financial Liquidity Enhancements
The Company has taken a number of actions over the past few weeks to provide greater financial flexibility and liquidity for the business. These actions include amending and restating its domestic credit agreement to provide a committed $125 million revolving A loan through August 1, 2023 (removing previous seasonality within commitment levels) and a new committed $400 million revolving B loan through April 13, 2021. The amended and restated domestic credit agreement contains customary financial covenants. The Company has drawn $325 million under its domestic credit agreement since March 27, 2020, leaving $200 million in committed capacity remaining under the agreement. The amended and restated domestic credit agreement also provides for an uncommitted $100 million incremental facility, which will be added to the revolving B loan if it is executed on. In addition to actions taken with its domestic facility, the Company has drawn approximately $50 million on international uncommitted credit lines totaling approximately $106 million. Taken altogether, the Company’s total available committed and uncommitted credit lines provide $631 million of borrowing capacity of which $375 million is drawn as of April 15, 2020.

For the details of these financial arrangements please reference our Current Reports on Forms 8-K filed with the Securities and Exchange Commission on April 1, 2020 and April 16, 2020.

Withdrawing 2020 Financial Outlook
As stated on February 6, 2020, our full year 2020 financial outlook provided at that time did not include the potential financial impact of the COVID-19 pandemic. Subsequently, in a press release dated February 27, 2020, the Company stated it expected 2020 results to be significantly affected by the COVID-19 pandemic. Given the ongoing business disruption and uncertainty surrounding the COVID-19 pandemic, Columbia is withdrawing its first half and full year 2020 financial outlook. We will provide an update as to the impacts of the COVID-19 pandemic on our first quarter earnings conference call scheduled for April 30, 2020.

About Columbia Sportswear Company

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company’s brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the future and its ability to weather the COVID-19 crisis. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the ultimate geographic spread of COVID-19, the severity of the disease, the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact:
Andrew Burns, CFA
503-985-4112
aburns@columbia.com